EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Joseph Calabrese
	Chief Financial Officer	Financial Relations Board
	(972) 490-9600	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES CLOSING OF $580 MILLION MORTGAGE LOAN SECURED BY 16 HOTELS

DALLAS – February 12, 2025 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that it has closed on a $580 million refinancing secured by 16 hotels. The financing includes the hotels that were previously part of the Company’s KEYS Pool C Loan, KEYS Pool D Loan, KEYS Pool E Loan, and the BAML Pool 3 Loan, together with the Westin Princeton. The previous loans had a combined outstanding loan balance of approximately $438.7 million. The new financing is non-recourse, has a two-year term with three one-year extension options, subject to the satisfaction of certain conditions, and bears interest at a floating interest rate of SOFR + 4.37%. The Company used approximately $72 million of the excess proceeds to completely pay off the remaining balance on its strategic financing, including the exit fee. The remaining excess proceeds were used to fund transaction costs and reserves for future capital expenditures.
“We are extremely pleased to announce the refinancing of these loan pools on attractive terms,” commented Stephen Zsigray, Ashford Trust’s President and Chief Executive Officer. “The successful refinancing of these 16 hotels not only generated enough excess proceeds to fully pay off our strategic financing, but we were also able to set aside significant reserves for future capital expenditures at these hotels. With the closing of this refinancing along with the full pay off of our strategic financing, we’ve addressed several pending loan maturities and eliminated all corporate-level debt.”

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: Our business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; our projected operating results; completion of any pending transactions; our ability to restructure existing property-level indebtedness; our ability to secure additional financing to enable us to operate our business; our understanding of our competition; projected capital expenditures; and the impact of technology on our operations and business.. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.
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